Exhibit (c)(71)

Project Alpine Special Committee Supplemental Materials June 30, 2018 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Prior vs. Current Since June 28, 2018 Special Committee Meeting  Adjusted SQ AM 2018E distribution / unit to reflect the sum of the distributions for Q3 & Q4 2018E  Prior materials utilized one half of the 2018E distribution (current at $0.91 vs. prior at $0.86) 2 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

I. AMGP Proposal 3 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

After-Tax Distribution For Average Unitholder

CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Calculation Detail For AMGP Proposal

SQ AM After-Tax Distribution Calculation

	2H 2018	2019E	2020E	2021E	2022E
EBITDA	$391	$989	$1,222	$1,413	$1,642
- Interest Expense	($38)	($90)	($114)	($132)	($143)
- IDR Distributions	($82)	($237)	($357)	($464)	($592)
- Distributions from Unconsolidated Affiliates	($27)	($88)	($141)	($168)	($196)
+ Equity in Earnings of Unconsolidated Affiliates	$27	$87	$119	$134	$157
- Equity Based Compensation	($23)	($48)	($41)	($33)	($35)
Taxable Income Before Tax Depreciation	248	613	688	750	833
Oversubscription	103%	103%	103%	103%	103%
Taxable Income Before Tax Depreciation	256	631	708	772	858
Tax Depreciation	(253)	(588)	(642)	(648)	(644)
Net Income	**3**	**43**	**66**	**124**	**214**
AM Shares Outstanding	188.1	188.1	188.1	188.1	188.1
Taxable Income / Unit (Net of PAL)	$0.00	$0.00	$0.01	$0.02	$0.04
Average Tax Basis per Unit	$23.27	$21.57	$19.61	$17.11	$14.35
Less: Return of Capital per Unit(1)	($1.70)	($1.96)	($2.50)	($2.76)	($2.96)
Average EoY Basis per Unit	$21.57	$19.61	$17.11	$14.35	$11.39
Income Tax					
Taxable Income / Unit (Net of PAL)	$0.00	$0.00	$0.01	$0.02	$0.04
Income Tax Rate	*29.6%*	*29.6%*	*29.6%*	*29.6%*	*29.6%*
Income Taxes / Unit	**$0.00**	**$0.00**	**$0.00**	**$0.01**	**$0.01**
Before Tax AM Distibution Per LP Unit	**$0.91**	**$2.21**	**$2.85**	**$3.42**	**$4.10**
Tax / Unit	*$0.00*	*($0.00)*	*($0.00)*	*($0.01)*	*($0.01)*
After Tax AM Distibution Per LP Unit	**$0.91**	**$2.21**	**$2.85**	**$3.41**	**$4.09**

PF AMGP After-Tax Dividend Calculation

	2H 2018	2019E	2020E	2021E	2022E
EBITDA	$391	$989	$1,222	$1,413	$1,642
- Distributions from Unconsolidated Affiliates	($27)	($88)	($141)	($168)	($196)
+ Equity in Earnings of Unconsolidated Affiliates	$27	$87	$119	$134	$157
- Equity Based Compensation	($23)	($48)	($41)	($33)	($35)
- Interest Expense	(37)	(90)	(110)	(126)	(124)
- Depreciation of Goodwill and Current Assets	(350)	(670)	(602)	(560)	(548)
- Additional Depreciation from Step Up in Basis	(27)	(179)	(287)	(281)	(204)
- Capex Expense for Tangible Assets	(133)	(164)	(176)	(352)	(352)
- Interest Expense Add-back	0	0	0	0	12
Taxable Income Before NOLs	**($179)**	**($162)**	**($17)**	**$27**	**$344**
- NOLs applied from previous years	$0	$0	$0	($21)	($275)
Taxable Income	**($179)**	**($162)**	**($17)**	**$5**	**$69**
AMGP Taxable Income	($179)	($162)	($17)	$5	$69
+ NOL Utilization	-	-	-	21	275
- Payment of Income Taxes	-	-	-	1	17
+/- Change in depreciation (MACRS vs ADS SL)	(8)	32	64	16	(35)
+ Tangible Asset Capex	133	164	176	352	352
Current Earnings & Profits	**($54)**	**$34**	**$223**	**$393**	**$643**
Current Dist. from AMGP to Shareholders	329	698	900	1,080	1,296
Qualified Dividend?	RoC	Cum E&P	Cum E&P	Cum E&P	Cum E&P
Return of Capital(1)	329	-	-	-	-
Qualified Dividend(2)	-	34	223	393	643
Partial Return of Capital(3)	-	663	677	687	653
Percentage RoC	*100%*	*95%*	*75%*	*64%*	*50%*
Percentage QD	*0%*	*5%*	*25%*	*36%*	*50%*
Shares Outstanding	505.6	505.6	505.6	505.6	505.6
Tax Basis/Share	$19.11	$18.46	$17.15	$15.81	$14.45
- Return of Capital	($0.65)	($1.31)	($1.34)	($1.36)	($1.29)
EoY Basis	**$18.46**	**$17.15**	**$15.81**	**$14.45**	**$13.16**
Return of Capital Taxes	$0.00	$0.00	$0.00	$0.00	$0.00
Qualified Dividend Taxes	$0.00	$0.02	$0.11	$0.19	$0.30
Before Tax PF AMGP Dividend Per Share	**$0.48**	**$1.38**	**$1.78**	**$2.14**	**$2.56**
Total Tax per Share	$-	$0.02	$0.11	$0.19	$0.30
Implied Tax Rate	*-%*	*1%*	*6%*	*9%*	*12%*
After-Tax PF AMGP Dividend Per Share	**$0.48**	**$1.36**	**$1.68**	**$1.95**	**$2.26**
Tax Adjusted Implied XR	1.493x	1.493x	1.493x	1.493x	1.493x
PF After Tax AM Dividend XR Adjusted Share	**$0.71**	**$2.04**	**$2.50**	**$2.91**	**$3.38**

Source: Management projections and FactSet as of 6/21/18.

(1) Return of capital per share / unit calculated as the total distributions to holders when Current Earnings & Profits are less than 0.
(2) Qualified dividend calculated as equal to the lesser of Current Earnings & Profits or Distributions to Shareholder assuming Current Earnings & Profit is greater than 0.
(3) Partial Return of Capital is calculated as the difference between Distributions to Shareholders and Current Earnings & Profits assuming Qualified Dividends are applicable.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

4

After-Tax Dividend Distribution Analysis

AMGP Proposal | AR Base Case | Valuation Effective Date: 6/30/2018

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

AM: Discounted Distribution Analysis

Distributions Attributable to LP Unitholders

Discount Rate	2022E Distribution Yield: 8.0%	7.0%	6.0%
8.0%	$36.63	$40.45	$45.54
10.0%	$34.26	$37.81	$42.54
12.0%	$32.09	$35.39	$39.79

Discounted Distribution Analysis

Supplemental Calculation Detail[1,2]

	2H 2018E	2019E	2020E	2021E	2022E
LP Distribution Per Unit	$0.91	$2.21	$2.85	$3.41	$4.10
Discount Factor	0.953	0.866	0.787	0.716	
PV of LP Dist. per Unit	$0.87	$1.91	$2.24	$2.44	
Disc. LP Dist. Total					$7.47
Terminal Yield					7.0%
Implied Terminal Future Value per Unit					$58.57

Tax Calculation:	
Average Purchase Price	$26.64
Existing RoC	($3.37)
Beginning Tax Basis	**$23.27**

	2H 2018E	2019E	2020E	2021E	2022E
Beg. Avg. Tax Basis / Unit	$23.27	$21.57	$19.61	$17.11	$14.35
Less: Return of Capital / Unit	(1.70)[3]	(1.96)	(2.50)	(2.76)	
Avg. EOY Basis / Unit	**$21.57**	**$19.61**	**$17.11**	**$14.35**	

Implied Terminal Value per Unit	$58.57
Capital Gain	$31.93
Ordinary Gain	$12.29
Total Gain	**$44.22**
Average Assumed Passive Activity Loss at YE 2021	*($0.14)*
Total Tax on Gain per Unit	
Tax on Ordinary Gain - 33.4%	$4.25
Tax on Capital Gain - 23.8%	7.60
State Tax on Ordinary Income - 5.2%	0.64
State Tax on Capital Gain - 5.2%	1.66
Total Tax on Gain	**$14.14**
Total Effective Tax Rate	*32.0%*
After-Tax Future Value per Unit	$44.43
Terminal Disc. Factor	*0.683*
Implied Present Value per Unit	$37.81

PF AMGP: Discounted Distribution Analysis

XR Adjusted PF AMGP Implied Share Price | 1.493x

Discount Rate	2022E Distribution Yield: 7.0%	6.0%	5.0%
8.0%	$39.04	$43.79	$50.45
10.0%	$36.47	$40.88	$47.07
12.0%	$34.11	$38.22	$43.97

Discounted Distribution Analysis

Supplemental Calculation Detail[2]

	2H 2018E	2019E	2020E	2021E	2022E
PF AMGP BT Dist. per Share					$2.56
PF AMGP AT Dist. per Share	$0.48	$1.36	$1.68	$1.95	
Discount Factor	0.953	0.866	0.787	0.716	
PV of PF AMGP Dist.per Share	$0.45	$1.18	$1.32	$1.40	
Disc. PF AMGP Dist. Total					$4.35
Terminal Yield					6.0%
Implied Terminal Value per Share					$42.72

Tax Calculation:	
Average Purchase Price	$30.58
Acquiror Share Price	$19.11
Beginning Tax Basis	**$19.11**

	2H 2018E	2019E	2020E	2021E	2022E
Beg. Avg. Tax Basis / Share	$19.11	$18.46	$17.15	$15.81	$14.45
Less: Return of Capital / Share	($0.65)	($1.31)	($1.34)	($1.36)	
Avg. EOY Basis / Share	**$18.46**	**$17.15**	**$15.81**	**$14.45**	

Implied Terminal Value per Unit	$42.72
Capital Gain	$23.61
Ordinary Gain	$4.66
Total Gain	**$28.27**
Total Tax on Gain per Unit	
Tax on Ordinary Gain - 40.8%	$1.90
Tax on Capital Gain - 23.8%	5.62
State Tax on Ordinary Income - 5.2%	0.24
State Tax on Capital Gain - 5.2%	1.22
Total Tax on Gain	**$8.99**
Total Effective Tax Rate	*31.8%*
After-Tax Future Value per Share	$33.74
Terminal Disc. Factor	*0.683*
Implied Present Value per Share	$27.38
Exchange Ratio	1.493x
XR Adjusted Implied Present Value per Unit	$40.88

Source: Management projections and FactSet as of 6/21/18.
Note: Tax calculations provided by Management. Ordinary gain tax rate for AM accounts for Federal ordinary income tax rate of 37%, individual MLP investor deduction rate of 20% and 3.8% ACA tax rate. Ordinary gain tax rate for PF AMGP accounts for Federal ordinary income tax rate of 37% and 3.8% ACA tax rate.
(1) Assumed passive activity loss and tax on ordinary gain for IPO investor utilizes company provided estimates.
(2) State tax rate determined by using a weighted average of 50 state income tax rates and median federal taxable income brackets for married and single filers.
(3) Return of Capital / Unit (Share) for full year 2018.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

5

After-Tax Dividend Distribution Analysis

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

AMGP Proposal | AR Downside Volumes Case | Valuation Effective Date: 6/30/2018

AM: Discounted Distribution Analysis

Distributions Attributable to LP Unitholders

Discount Rate	2022E Distribution Yield: 8.0%	7.0%	6.0%
8.0%	$30.42	$33.61	$37.86
10.0%	$28.48	$31.44	$35.39
12.0%	$26.69	$29.45	$33.12

Discounted Distribution Analysis

Supplemental Calculation Detail[1,2]

	2H 2018E	2019E	2020E	2021E	2022E
LP Distribution Per Unit	$0.86	$2.14	$2.58	$2.96	$3.42
Discount Factor	0.953	0.866	0.787	0.716	
PV of LP Dist. per Unit	$0.82	$1.86	$2.03	$2.12	
Disc. LP Dist. Total					$6.83
Terminal Yield					7.0%
Implied Terminal Future Value per Unit					$48.86

Tax Calculation:	
Average Purchase Price	$26.64
Existing RoC	($3.37)
Beginning Tax Basis	**$23.27**

	2H 2018E	2019E	2020E	2021E	2022E
Beg. Avg. Tax Basis / Unit	$23.27	$21.56	$19.41	$16.91	$14.14
Less: Return of Capital / Unit	(1.72)[3]	(2.15)	(2.50)	(2.78)	
Avg. EOY Basis / Unit	**$21.56**	**$19.41**	**$16.91**	**$14.14**	

Implied Terminal Value per Unit	$48.86
Capital Gain	$22.22
Ordinary Gain	$12.50
Total Gain	**$34.72**
Average Assumed Passive Activity Loss at YE 2021	*($1.55)*
Total Tax on Gain per Unit	
Tax on Ordinary Gain - 33.4%	$5.72
Tax on Capital Gain - 23.8%	5.29
State Tax on Ordinary Income - 5.2%	0.65
State Tax on Capital Gain - 5.2%	1.15
Total Tax on Gain	**$12.81**
Total Effective Tax Rate	*36.9%*
After-Tax Future Value per Unit	$36.04
Terminal Disc. Factor	*0.683*
Implied Present Value per Unit	$31.44

PF AMGP: Discounted Distribution Analysis

XR Adjusted PF AMGP Implied Share Price | 1.493x

Discount Rate	2022E Distribution Yield: 7.0%	6.0%	5.0%
8.0%	$31.59	$35.20	$40.25
10.0%	$29.52	$32.88	$37.57
12.0%	$27.63	$30.75	$35.12

Discounted Distribution Analysis

Supplemental Calculation Detail[2]

	2H 2018E	2019E	2020E	2021E	2022E
PF AMGP BT Dist. per Share					$1.95
PF AMGP AT Dist. per Share	$0.44	$1.17	$1.50	$1.60	
Discount Factor	0.953	0.866	0.787	0.716	
PV of PF AMGP Dist.per Share	$0.42	$1.02	$1.18	$1.15	
Disc. PF AMGP Dist. Total					$3.76
Terminal Yield					6.0%
Implied Terminal Value per Share					$32.43

Tax Calculation:	
Average Purchase Price	$30.58
Acquiror Share Price	$19.11
Beginning Tax Basis	**$19.11**

	2H 2018E	2019E	2020E	2021E	2022E
Beg. Avg. Tax Basis / Share	$19.11	$18.50	$17.33	$16.22	$15.15
Less: Return of Capital / Share	($0.61)	($1.17)	($1.11)	($1.07)	
Avg. EOY Basis / Share	**$18.50**	**$17.33**	**$16.22**	**$15.15**	

Implied Terminal Value per Unit	$32.43
Capital Gain	$13.32
Ordinary Gain	$3.96
Total Gain	**$17.28**
Total Tax on Gain per Unit	
Tax on Ordinary Gain - 40.8%	$1.62
Tax on Capital Gain - 23.8%	3.17
State Tax on Ordinary Income - 5.2%	0.21
State Tax on Capital Gain - 5.2%	0.69
Total Tax on Gain	**$5.68**
Total Effective Tax Rate	*32.9%*
After-Tax Future Value per Share	$26.74
Terminal Disc. Factor	*0.683*
Implied Present Value per Share	$22.02
Exchange Ratio	1.493x
XR Adjusted Implied Present Value per Unit	$32.88

Source: Management projections and FactSet as of 6/21/18.
Note: Tax calculations provided by Management. Ordinary gain tax rate for AM accounts for Federal ordinary income tax rate of 37%, individual MLP investor deduction rate of 20% and 3.8% ACA tax rate. Ordinary gain tax rate for PF AMGP accounts for Federal ordinary income tax rate of 37% and 3.8% ACA tax rate.
(1) Assumed passive activity loss and tax on ordinary gain for IPO investor utilizes company provided estimates.
(2) State tax rate determined by using a weighted average of 50 state income tax rates and median federal taxable income brackets for married and single filers.
(3) Return of Capital / Unit (Share) for full year 2018.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

6

II. Potential Counterproposal 7 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

After-Tax Distribution For Average Unitholder

Calculation Detail For Potential Counterproposal

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

SQ AM After-Tax Distribution Calculation

	2H 2018	2019E	2020E	2021E	2022E
EBITDA	$391	$989	$1,222	$1,413	$1,642
- Interest Expense	($38)	($90)	($114)	($132)	($143)
- IDR Distributions	($82)	($237)	($357)	($464)	($592)
- Distributions from Unconsolidated Affiliates	($27)	($88)	($141)	($168)	($196)
+ Equity in Earnings of Unconsolidated Affiliates	$27	$87	$119	$134	$157
- Equity Based Compensation	($23)	($48)	($41)	($33)	($35)
Taxable Income Before Tax Depreciation	248	613	688	750	833
Oversubscription	103%	103%	103%	103%	103%
Taxable Income Before Tax Depreciation	256	631	708	772	858
Tax Depreciation	(253)	(588)	(642)	(648)	(644)
Net Income	**3**	**43**	**66**	**124**	**214**
AM Shares Outstanding	188.1	188.1	188.1	188.1	188.1
Taxable Income / Unit (Net of PAL)	$0.00	$0.00	$0.01	$0.02	$0.04
Average Tax Basis per Unit	$23.27	$21.57	$19.61	$17.11	$14.35
Less: Return of Capital per Unit[1]	($1.70)	($1.96)	($2.50)	($2.76)	($2.96)
Average EoY Basis per Unit	$21.57	$19.61	$17.11	$14.35	$11.39
Income Tax					
Taxable Income / Unit (Net of PAL)	$0.00	$0.00	$0.01	$0.02	$0.04
Income Tax Rate	*29.6%*	*29.6%*	*29.6%*	*29.6%*	*29.6%*
Income Taxes / Unit	**$0.00**	**$0.00**	**$0.00**	**$0.01**	**$0.01**
Before Tax AM Distribution Per LP Unit	**$0.91**	**$2.21**	**$2.85**	**$3.42**	**$4.10**
Tax / Unit	*$0.00*	*($0.00)*	*($0.00)*	*($0.01)*	*($0.01)*
After Tax AM Distibution Per LP Unit	**$0.91**	**$2.21**	**$2.85**	**$3.41**	**$4.09**

PF AMGP After-Tax Dividend Calculation

	2H 2018	2019E	2020E	2021E	2022E
EBITDA	$391	$989	$1,222	$1,413	$1,642
- Distributions from Unconsolidated Affiliates	($27)	($88)	($141)	($168)	($196)
+ Equity in Earnings of Unconsolidated Affiliates	$27	$87	$119	$134	$157
- Equity Based Compensation	($23)	($48)	($41)	($33)	($35)
- Interest Expense	(47)	(108)	(129)	(146)	(116)
- Depreciation of Goodwill and Current Assets	(386)	(740)	(674)	(631)	(619)
- Additional Depreciation from Step Up in Basis	(27)	(179)	(287)	(281)	(204)
- Capex Expense for Tangible Assets	(133)	(164)	(176)	(352)	(352)
- Interest Expense Add-back	0	0	0	0	40
Taxable Income Before NOLs	**($224)**	**($251)**	**($108)**	**($64)**	**$310**
- NOLs applied from previous years	$0	$0	$0	$0	($248)
Taxable Income	**($224)**	**($251)**	**($108)**	**($64)**	**$62**
AMGP Taxable Income	($224)	($251)	($108)	($64)	$62
+ NOL Utilization	-	-	-	-	248
- Payment of Income Taxes	-	-	-	-	16
+/- Change in depreciation (MACRS vs ADS SL)	(8)	32	64	16	(35)
+ Tangible Asset Capex	133	164	176	352	352
Current Earnings & Profits	**($99)**	**($55)**	**$132**	**$304**	**$611**
Current Dist. from AMGP to Shareholders	322	682	883	1,064	1,279
Qualified Dividend?	RoC	RoC	Cum E&P	Cum E&P	Cum E&P
Return of Capital[1]	322	682	-	-	-
Qualified Dividend[2]	-	-	132	304	611
Partial Return of Capital[3]	-	-	751	760	669
Percentage RoC	*100%*	*100%*	*85%*	*71%*	*52%*
Percentage QD	*0%*	*0%*	*15%*	*29%*	*48%*
Shares Outstanding	524.4	524.4	524.4	524.4	524.4
Tax Basis/Share	$19.11	$18.50	$17.20	$15.76	$14.31
- Return of Capital	($0.61)	($1.30)	($1.43)	($1.45)	($1.28)
EoY Basis	**$18.50**	**$17.20**	**$15.76**	**$14.31**	**$13.04**
Return of Capital Taxes	$0.00	$0.00	$0.00	$0.00	$0.00
Qualified Dividend Taxes	$0.00	$0.00	$0.06	$0.14	$0.28
Before Tax PF AMGP Dividend Per Share	**$0.44**	**$1.30**	**$1.68**	**$2.03**	**$2.44**
Total Tax per Share	$-	$-	$0.06	$0.14	$0.28
Implied Tax Rate	*-%*	*-%*	*3%*	*7%*	*11%*
After-Tax PF AMGP Dividend Per Share	**$0.44**	**$1.30**	**$1.62**	**$1.89**	**$2.16**
Exchange Ratio	1.700x	1.700x	1.700x	1.700x	1.700x
PF After Tax AM Dividend XR Adjusted Share	**$0.76**	**$2.21**	**$2.76**	**$3.21**	**$3.68**

Source: Management projections and FactSet as of 6/21/18.
(1) Return of capital per share / unit calculated as the total distributions to holders when Current Earnings & Profits are less than 0.
(2) Qualified dividend calculated as equal to the lesser of Current Earnings & Profits or Distributions to Shareholder assuming Current Earnings & Profit is greater than 0.
(3) Partial Return of Capital is calculated as the difference between Distributions to Shareholders and Current Earnings & Profits assuming Qualified Dividends are applicable.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

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After-Tax Dividend Distribution Analysis Potential Counterproposal | AR Base Case | Valuation Effective Date: 6/30/2018 AM: Discounted Distribution Analysis Distributions Attributable to LP Unitholders PF AMGP: Discounted Distribution Analysis XR Adjusted PF AMGP Implied Share Price | 1.700x 8.0% 7.0% 6.0% 7.0% 6.0% 5.0% 8.0% 10.0% 12.0% 8.0% 10.0% 12.0% Discounted Distribution Analysis Supplemental Calculation Detail(1,2) Discounted Distribution Analysis Supplemental Calculation Detail(2,3) 2H 2018E 2019E 2020E 2021E 2022E 2H 2018E 2019E 2020E 2021E 2022E LP Distribution Per Unit Discount Factor PV of LP Dist. per Unit $0.91 0.953 $0.87 $2.21 0.866 $1.91 $2.85 0.787 $2.24 $3.41 0.716 $2.44 $4.10 PF AMGP BT Dist. per Share PF AMGP AT Dist. per Share Discount Factor PV of PF AMGP Dist.per Share $2.44 $0.44 0.953 $0.42 $1.30 0.866 $1.13 $1.62 0.787 $1.28 $1.89 0.716 $1.35 Terminal Yield 7.0% Terminal Yield 6.0% Tax Calculation: Average Purchase Price Existing RoC $26.64 ($3.37) Tax Calculation: Average Purchase Price Acquiror Share Price $35.99 $19.11 Beginning Tax Basis $23.27 Beginning Tax Basis $19.11 2H 2018E 2019E 2020E 2021E 2022E 2H 2018E 2019E 2020E 2021E 2022E Beg. Avg. Tax Basis / Unit Less: Return of Capital / Unit $23.27 $21.57 (1.96) $19.61 (2.50) $17.11 (2.76) $14.35 Beg. Avg. Tax Basis / Share Less: Return of Capital / Share $19.11 ($0.61) $18.50 ($1.30) $17.20 ($1.43) $15.76 ($1.45) $14.31 (1.70) 4) ( Avg. EOY Basis / Unit $21.57 $19.61 $17.11 $14.35 Avg. EOY Basis / Share $18.50 $17.20 $15.76 $14.31 Implied Terminal Value per Unit Capital Gain Ordinary Gain $40.66 $21.55 $4.80 Implied Terminal Value per Unit Capital Gain Ordinary Gain $58.57 $31.93 $12.29 Average Assumed Passive Activity Loss at YE 2021 ($0.14) Total Tax on Gain per Unit Tax on Ordinary Gain - 40.8% Tax on Capital Gain - 23.8% State Tax on Ordinary Income - 5.2% State Tax on Capital Gain - 5.2% $1.96 5.13 0.25 1.12 Total Tax on Gain per Unit Tax on Ordinary Gain - 33.4% Tax on Capital Gain - 23.8% State Tax on Ordinary Income - 5.2% State Tax on Capital Gain - 5.2% $4.25 7.60 0.64 1.66 Total Effective Tax Rate After-Tax Future Value per Share Terminal Disc. Factor 32.1% $32.21 0.683 Total Effective Tax Rate After-Tax Future Value per Unit Terminal Disc. Factor 32.0% $44.43 0.683 Exchange Ratio 1.700x Source: Management projections and FactSet as of 6/21/18. Note: Tax calculations provided by Management. Ordinary gain tax rate for AM accounts for Federal ordinary income tax rate of 37%, individual MLP investor deduction rate of 20% and 3.8% ACA tax rate. Ordinary gain tax rate for PF AMGP accounts for Federal ordinary income tax rate of 37% and 3.8% ACA tax rate. (1) (2) (3) (4) Assumed passive activity loss and tax on ordinary gain for IPO investor utilizes company provided estimates. State tax rate determined by using a weighted average of 50 state income tax rates and median federal taxable income brackets for married and single filers. Assumes cash consideration of $3.50 used to pay for transaction related tax expenses. Return of Capital / Unit (Share) for full year 2018. 9 XR Adjusted Implied Present Value per Unit$44.48 Implied Present Value per Unit$37.81 Implied Present Value per Share$26.17 Total Tax on Gain$14.14 Total Tax on Gain$8.45 Total Gain$26.35 Total Gain$44.22 Implied Terminal Value per Share$40.66 Implied Terminal Future Value per Unit$58.57 Disc. PF AMGP Dist. Total$4.18 Disc. LP Dist. Total$7.47 $42.50 $47.65 $54.86 $39.70 $44.48 $51.19 $37.13 $41.59 $47.82 Discount Rate $36.63 $40.45 $45.54 $34.26 $37.81 $42.54 $32.09 $35.39 $39.79 Discount Rate 2022E Distribution Y ield 2022E Distribution Y ield CONFIDENTIAL DRAFT SUBJECT TO CHANGE

After-Tax Dividend Distribution Analysis Potential Counterproposal | AR Downside Volumes Case | Valuation Effective Date: 6/30/2018 AM: Discounted Distribution Analysis Distributions Attributable to LP Unitholders PF AMGP: Discounted Distribution Analysis XR Adjusted PF AMGP Implied Share Price | 1.700x 8.0% 7.0% 6.0% 7.0% 6.0% 5.0% 8.0% 10.0% 12.0% 8.0% 10.0% 12.0% Discounted Distribution Analysis Supplemental Calculation Detail(1,2) Discounted Distribution Analysis Supplemental Calculation Detail(2,3) 2H 2018E 2019E 2020E 2021E 2022E 2H 2018E 2019E 2020E 2021E 2022E LP Distribution Per Unit Discount Factor PV of LP Dist. per Unit $0.86 0.953 $0.82 $2.14 0.866 $1.86 $2.58 0.787 $2.03 $2.96 0.716 $2.12 $3.42 PF AMGP BT Dist. per Share PF AMGP AT Dist. per Share Discount Factor PV of PF AMGP Dist.per Share $1.95 $0.41 0.953 $0.39 $1.10 0.866 $0.95 $1.46 0.787 $1.15 $1.60 0.716 $1.14 Terminal Yield 7.0% Terminal Yield 6.0% Tax Calculation: Average Purchase Price Existing RoC $26.64 ($3.37) Tax Calculation: Average Purchase Price Acquiror Share Price $35.99 $19.11 Beginning Tax Basis $23.27 Beginning Tax Basis $19.11 2H 2018E 2019E 2020E 2021E 2022E 2H 2018E 2019E 2020E 2021E 2022E Beg. Avg. Tax Basis / Unit Less: Return of Capital / Unit $23.27 $21.56 (2.15) $19.41 (2.50) $16.91 (2.78) $14.14 (4) Beg. Avg. Tax Basis / Share Less: Return of Capital / Share $19.11 ($0.58) $18.53 ($1.10) $17.43 ($1.21) $16.23 ($1.17) $15.06 (1.72) Avg. EOY Basis / Unit $21.56 $19.41 $16.91 $14.14 Avg. EOY Basis / Share $18.53 $17.43 $16.23 $15.06 Implied Terminal Value per Unit Capital Gain Ordinary Gain $32.54 $13.43 $4.05 Implied Terminal Value per Unit Capital Gain Ordinary Gain $48.86 $22.22 $12.50 Average Assumed Passive Activity Loss at YE 2021 ($1.55) Total Tax on Gain per Unit Tax on Ordinary Gain - 40.8% Tax on Capital Gain - 23.8% State Tax on Ordinary Income - 5.2% State Tax on Capital Gain - 5.2% $1.65 3.20 0.21 0.70 Total Tax on Gain per Unit Tax on Ordinary Gain - 33.4% Tax on Capital Gain - 23.8% State Tax on Ordinary Income - 5.2% State Tax on Capital Gain - 5.2% $5.72 5.29 0.65 1.15 Total Effective Tax Rate After-Tax Future Value per Share Terminal Disc. Factor 32.9% $26.78 0.683 Total Effective Tax Rate After-Tax Future Value per Unit Terminal Disc. Factor 36.9% $36.04 0.683 Exchange Ratio 1.700x Source: Management projections and FactSet as of 6/21/18. Note: Tax calculations provided by Management. Ordinary gain tax rate for AM accounts for Federal ordinary income tax rate of 37%, individual MLP investor deduction rate of 20% and 3.8% ACA tax rate. Ordinary gain tax rate for PF AMGP accounts for Federal ordinary income tax rate of 37% and 3.8% ACA tax rate. (1) (2) (3) (4) Assumed passive activity loss and tax on ordinary gain for IPO investor utilizes company provided estimates. State tax rate determined by using a weighted average of 50 state income tax rates and median federal taxable income brackets for married and single filers. Assumes cash consideration of $3.50 used to pay for transaction related tax expenses. Return of Capital / Unit (Share) for full year 2018. 10 XR Adjusted Implied Present Value per Unit$37.26 Implied Present Value per Unit$31.44 Implied Present Value per Share$21.92 Total Tax on Gain$12.81 Total Tax on Gain$5.75 Total Gain$17.48 Total Gain$34.72 Implied Terminal Value per Share$32.54 Implied Terminal Future Value per Unit$48.86 Disc. PF AMGP Dist. Total$3.64 Disc. LP Dist. Total$6.83 $35.78 $39.90 $45.67 $33.43 $37.26 $42.62 $31.28 $34.84 $39.83 Discount Rate $30.42 $33.61 $37.86 $28.48 $31.44 $35.39 $26.69 $29.45 $33.12 Discount Rate 2022E Distribution Y ield 2022E Distribution Y ield CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Disclosure Statement Tudor, Pickering, Holt & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you (and your employees, representatives and other agents) may disclose any aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, with no limitations imposed by Tudor, Pickering, Holt & Co. About The Firm Tudor, Pickering, Holt & Co. is an integrated energy investment and merchant bank, providing high quality advice and services to institutional and corporate clients. Through the company’s two broker-dealer units, Tudor, Pickering, Holt & Co. Securities, Inc. (TPHCSI) and Tudor Pickering Holt & Co Advisors LP (TPHCA), members FINRA, the company offers securities and investment banking services to the energy community. TPH Asset Management LP (TPHAM) is an SEC registered investment adviser that delivers a suite of energy investment strategies. TPH Partners Group LP is a relying advisor of TPHAM. Certain employees of TPHAM are also employees of TPHCSI. The information contained herein is confidential (except for information relating to United States tax issues) and may not be reproduced in whole or in part. Tudor, Pickering, Holt & Co. assumes no responsibility for independent verification of third-party information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by, reviewed or discussed with the managements of your company and/ or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). These materials were designed for use by specific persons familiar with the business and the affairs of your company and Tudor, Pickering, Holt & Co. materials. The firm, headquartered in Houston, Texas, has approximately 170 employees and offices in Calgary, Canada; Denver, Colorado; and New York, New York. Its affiliate, Tudor, Pickering Holt & Co. International, LLP, is located in London, England. Its Canadian affiliate, Tudor Pickering Holt & Co Securities – Canada LP, is located in Calgary, Alberta. Contact Us Houston (Research, Sales and Trading): 713-333-2960 Houston (Investment Banking): 713-333-7100 Houston (Asset Management): 713-337-3999 Denver (Sales): 303-300-1900 Denver (Investment Banking): 303-300-1900 New York (Investment Banking): 212-610-1660 New York (Research, Sales): 212-610-1600 London: +011 44(0) 20 3008 6428 Calgary: 403-705-7830 Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of any offer to buy, any security. Prior to making any trade, you should discuss with your professional tax, accounting, or regulatory advisers how such particular trade(s) affect you. This brief statement does not disclose all of the risks and other significant aspects of entering into any particular transaction. Tudor, Pickering, Holt & Co. International, LLP is authorized and regulated by the Financial Conduct Authority and is the United Kingdom affiliate of www.TPHco.com Tudor, Pickering, Holt & Co. Copyright 2018 — Tudor, Pickering, Holt & Co. 11 CONFIDENTIAL DRAFT SUBJECT TO CHANGE